                                                                       EXHIBIT 8

                        Waiver of Anti-Dilution Rights
             Series A Preferred Stock and Series B Preferred Stock

     This Waiver of Anti-Dilution Rights for Series A Preferred Stock and Series B Preferred Stock ("Waiver") is entered into as of this 30th day of March 2001
                    ------
by and among USDATA Corporation, a Delaware corporation (the "Corporation"),
                                                              -----------
Safeguard Delaware, Inc., a Delaware corporation ("Safeguard Delaware"),
                                                   ------------------
Safeguard 2000 Capital, L.P., a Delaware limited partnership ("Safeguard 2000")
                                                               --------------
and SCP Private Equity Partners II, L.P., a Delaware limited partnership
("SCP").
  ---

                                   Recitals
                                   --------

          WHEREAS, Safeguard Delaware and Safeguard 2000 (the "Preferred Stock
                                                               ---------------
Holders") hold shares of Series A Preferred Stock, par value $0.01 per share
-------
(the "Series A Preferred Stock") or Series B Preferred Stock, par value $0.01
      ------------------------
per share (the "Series B Preferred Stock") of the Corporation;
                ------------------------

          WHEREAS, Section 6(c) of the Corporation's Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock (the "Series A and B
                                                                --------------
Designation") provides for certain adjustments to the conversion prices of the
-----------
Series A Preferred Stock and Series B Preferred Stock upon certain issuances of stock or warrants by the Corporation (the "Anti-Dilution Rights");
                                           --------------------

          WHEREAS, the Corporation plans to issue and sell up to 75,000 shares of the Parent's Series C-1 Preferred Stock, par value $0.01 per share ("Series
                                                                        ------
C-1 Stock"), to SCP at a purchase price of $40.00 per share and to issue to SCP
---------
a warrant (the "Warrant") to purchase 75,000 shares of Series C-2 Preferred
                -------
Stock, par value $0.01 per share ("Series C-2 Stock") pursuant to the Series C
                                   ----------------
Preferred Stock Purchase Agreement (the "Purchase Agreement");
                                         ------------------

          WHEREAS, the Corporation plans to reserve shares of Series C-1 Stock and Series C-2 Stock, issuable as cumulative dividends under the Corporation's Certificate of Designation for Series C-1 Preferred Stock and Series C-2 Preferred Stock (the "PIK Shares");
                      ----------

          WHEREAS, in order to induce SCP to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Preferred Stock Holders now desire to provide for the waiver of their Anti-Dilution Rights with respect to their shares of the Series A Preferred Stock and the Series B Preferred Stock;


                                    Waiver

     Now Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. The Preferred Stock Holders hereby waive their rights to any adjustment to the conversion price of their shares of Series A Preferred Stock and Series B Preferred Stock under Section 6(c) of the Series A and B Designation arising from the issuance of the Series C-1 Stock, the Series C-2 Stock, the Warrant, the Warrant Shares and the PIK Shares.

     2. The construction, validity and interpretation of this Waiver will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     3. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Waiver of Anti-Dilution Rights for Series A Preferred Stock and Series B Preferred Stock as of the date first above written.

                                 USDATA CORPORATION

                                 By: /s/ Robert Merry
                                     -------------------------------------------
                                     Robert Merry
                                     Chief Executive Officer

                                 SAFEGUARD DELAWARE, INC.

                                 By: /s/ N. Jeffrey Klauder
                                     -------------------------------------------
                                 Name:   N. Jeffrey Klauder
                                       -----------------------------------------
                                 Title:  Vice President
                                        ----------------------------------------


                                 SAFEGUARD 2000 CAPITAL, L.P.

                                 By: Safeguard Delaware, Inc.,
                                     its General Partner


                                 By: /s/ N. Jeffrey Klauder
                                     -------------------------------------------
                                 Name:   N. Jeffrey Klauder
                                       -----------------------------------------
                                 Title:  Vice President
                                        ----------------------------------------



                                 SCP PRIVATE EQUITY PARTNERS II, L.P.

                                 By: SCP Private Equity II General Partner,
                                     L.P., its General Partner


                                 By: SCP Private Equity II LLC,
                                     its Manager


                                 By: /s/ Winston Churchill
                                     -------------------------------------------
                                 Name:   Winston Churchill
                                       -----------------------------------------
                                 Title:  Manager
                                        ----------------------------------------